EXHIBIT 10.1

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EARN-IN AGREEMENT

THIS EARN IN AGREEMENT (the "Agreement") is made and entered into as of the 19th day of December 2025 (the "Effective Date"), by and among Nuton LLC, a Delaware corporation ("Nuton"), Lion Copper & Gold Corp., a British Columbia corporation ("LCG"), and Singatse Peak Services, LLC, a Nevada limited liability company and wholly-owned subsidiary of LCG ("SPS" and together with LCG, the "Operator"). Nuton, LCG, and SPS sometimes may be referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

A. SPS, LCG, and Nuton entered into an Option Agreement on or about 18 March 2022, which has been amended from time to time (the "Option Agreement').

B. SPS owns or otherwise has rights to certain patented mining claims, unpatented mining claims and other properties located in Lyon County, Nevada (the "Mining Claims"), together with rights appurtenant to the Mining Claims, including water rights and personal property, comprising what are commonly known as the Yerington Mine, the MacArthur Project Property, the Wassuk Properties, the Bear Option, and the Mason Valley Claims, described in the attached Exhibit A (collectively, the "Mining Assets").

C. Nuton funded work programs for Stage 1 and Stage 2 under the Option Agreement, as those terms are defined therein, in exchange for an exclusive right to acquire not less than 65% of the percentage ownership interest (the "Initial Nuton Ownership Percentage") in the LLC (defined below) upon its formation. Nuton provided notice to LCG and SPS on or about 14 November 2025 of its intent to exercise the Option, proceed to Stage 3, and fund the Stage 3 Program of Work, as those terms are defined herein.

NOW THEREFORE for good and valuable consideration, and the covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

1. INTERPRETATION

1.1 Definitions

In this Agreement, the following terms will have the following meanings:

"Access Rights" has the meaning set forth in Section 4.5.

"Affiliate" means any Entity that, whether directly or indirectly, controls, is controlled by, or which is under the same management or control of, a Party to this Agreement, and their respective Representatives. In the case of Nuton as Recipient or Discloser, an Affiliate shall include any company, partnership, joint venture or other corporate entity that, whether directly or indirectly, controls, is controlled by, or which is under the same management or control of either Rio Tinto Limited (ABN 96 004 458 404) or Rio Tinto plc (Company No. 719885), and their respective Representatives. For purposes of this definition, "control" (and its derivations) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by contract, or otherwise.

EXHIBIT 10.1

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"Agreement" means this agreement and the Exhibits attached hereto, as they may be amended from time to time.

"Business Day" means a day which is not a Saturday or Sunday or a statutory holiday in the state of Nevada.

"Business Integrity Laws" means all applicable Laws or other legally binding measures of any jurisdiction, including but not limited to the United Kingdom, the United States of America (federal and state), and Australia, that relate to the prevention of bribery, corruption, money laundering, dealings with the proceeds of crime, the facilitation of tax evasion or fraud, including without limitation the U.S. Foreign Corrupt Practices Act of 1977, national and international laws enacted to implement the OECD Convention Combating Bribery of Foreign Officials, and other similar laws and regulations.

"Claim" means any action, arbitration, cause of action, claim, counterclaim, demand, dispute, grievance, mediation, injunction, investigation, notice of violation, obligation, order, stay, suit, or other proceeding.

"Defaulting Party" has the meaning set forth in Section 8.6.

"Disclosing Party" has the meaning set forth in Section 8.6.

"Disclosure Letter" means the disclosure letter dated as of the Effective Date executed by the Operator and delivered to Nuton.

"Dispute" means any action, claim, counterclaim, demand, controversy, disagreement, arbitration, suit, grievance, or other proceeding of any kind, whether based in contract, tort, statute, regulation, common law, civil law, or otherwise, arising out of, connected with, or related to this Agreement (including its construction, validity, interpretation, enforceability, breach, or termination), including disputes regarded as such by only one of the Parties.

"Dispute Resolution Period" has the meaning set forth in Section 8.8(a). "Dollar" or "$" means the lawful currency of the United States of America. "Earn-In Not to Exceed Amount" has the meaning set forth in Section 2.l(a). "Effective Date" means the date in the Introductory Paragraph of this Agreement.

"Entity" means any individual, general partnership (including a limited liability partnership), limited partnership (including a limited liability limited partnership), limited liability company, corporation, joint venture, trust, business trust, cooperative, association, or any foreign trust or foreign business organization.

EXHIBIT 10.1

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"Environmental Laws" means all applicable statutes, treaties, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, and similar items of all federal, state, and local governmental branches, agencies, departments, commissions, boards, bureaus, or instrumentalities, having jurisdiction and all applicable judicial and administrative and regulatory decrees, judgments, and orders and all covenants running with the land that relate to the protection of health or the environment whether now existing or hereafter adopted, including without limitation those that relate to Hazardous Materials or reclaiming of real property, and all obligations relating to protection of the environment arising out of any material contract or mining lease relating to the Mining Assets.

"Exchange" means (a) prior to and including the Effective Date, the TSX Venture Exchange, and (b) thereafter such North American stock exchange or stock exchanges on which the securities of LCG may in the future be listed.

"Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality, or commercial value of deposits of minerals, including additional drilling required after discovery of potentially commercial mineralization, feasibility analyses, and related environmental compliance, the right to erect, bring and install temporary structures, machinery, equipment, tools, appliances, or supplies as reasonably required, and the right to remove reasonable and non-commercial quantities of rocks, ores, and minerals for the sole purpose of sampling, metallurgical testing, and assaying, and the reclamation and remediation (including the removal of Hazardous Materials) related to such activities.

"Feasibility Study" means a study based on the Feasibility Study Scope that satisfies the Canadian Institute of Mining, Metallurgy & Petroleum definition of a feasibility study and covers areas standard to studies of this type, including a description of methodology used, geology of the mineral deposits for the Mining Claims within the Feasibility Study Scope, reserves and resources within the Mining Claims within the Feasibility Study Scope, technology requirements for mining operations for the Mining Assets within the Feasibility Study Scope, engineering requirements, project development costs and schedule, project economics (including return on investment), operating requirements and costs, legal, environmental and social factors, potential reclamation requirements within the Feasibility Study Scope, and recommendation(s) for project execution.

"Feasibility Study Scope" has the meaning set forth in Section 3.l(a).

"Force Majeure" has the meaning set forth in Section 10.1.

"Government Official" means (a) any person deemed to be a public officer or public official under applicable laws; (b) any officer or employee of any Governmental Authority, or any person acting in an official capacity on behalf of any such Governmental Authority; (c) any officer, employee, or official of a political party; (d) any candidate for political office; (e) any officer or employee of a public international organization (including, but not limited to, the United Nations, IMF, or World Bank); (f) any individual who holds or performs the duties of an appointment, office, or position created by custom or convention, including members of royal families and tribal leaders; (g) a person who is, or holds themselves out to be, an authorized intermediary of any person falling within (a) to (f) above; or (h) any person who is a relative of any person falling within (a) to (f) above.

EXHIBIT 10.1

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"Governmental Authority" means any (a) nation, state, country, or other jurisdiction of any nature; (b) national, transnational, federal, state, provincial, prefecture, tribal, local, municipal, foreign, or other government, governmental, or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Materials" means any substance: (a) the presence of which requires reporting, investigation, removal, or remediation under any Environmental Law, including mine tailings, waste dumps, and other materials; (b) that is defined as a "hazardous waste," "hazardous substance," or "pollutant" or "contaminate" under any Environmental Law; (c) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated under any Environmental Law; (d) the presence of which on a property causes or threatens to cause a nuisance upon the property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the property; (e) that contains gasoline, diesel fuel, or other petroleum hydrocarbons; or (f) that contains PCBs, asbestos, or urea formaldehyde foam insulation.

"Indemnified Parties" has the meaning set forth in Section 8.9(a).

"Indemnifying Party" has the meaning set forth in Section 8.9(a).

"Information and Data" means information and data, including maps (including blasthole maps, topographic base maps, and land status maps), mine plans, geologic information, geophysical information, geochemical reports, drilling data with survey coordinates and elevations, and metallurgical test data and reports, title documents, resource estimates and reports, feasibility reports and other economic analysis and reports, assay data, reports, baseline data and approved Permits, and all other legal, technical ,and other information relevant to the Mining Assets and this Agreement.

"Initial Nuton Ownership Percentage" has the meaning set forth in Recital C.

"Intellectual Property Rights" means any and all intellectual property and industrial design rights, whether protected, created or arising under the laws of the United States or any foreign jurisdiction, including the following: (a) patents (including in any country of the world, any existing or future patent, patent application, divisional, reissue, re-examination, continuation, continuation-in-part applications and/or addition patent or patent application thereof, or any extension of such patent, as for example, supplemental protection certificates or applications thereof) (collectively, "Patent Rights"); (b) copyrights, mask work rights, database rights and design rights, whether or not registered, published or unpublished, and registrations and applications for registration thereof, and all rights therein whether provided by international treaties or conventions or otherwise;

(c) trade secrets; (d) moral rights; and (e) other applications and registrations related to any of the rights set forth in the foregoing sections (a) - (e) above which subsist now or will subsist in the future; provided, however, that as used in this Agreement, the term "Intellectual Property Rights" expressly excludes trademarks, service marks, trade names, service names, corporate names, trade dress, logos, and other identifiers of source, including all goodwill associated therewith and all common law rights, registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, and all intellectual property rights arising from or in respect of domain names, domain name registrations and reservations ("Trademarks").

EXHIBIT 10.1

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"Investment Decision" has the meaning set forth in Section 2.3(a).

"Land Holding Payments" means all costs and expenses incurred in holding and maintaining any interest in the Mining Claims, such costs and expenses incurred in maintaining the Bear Option and the unpatented mining claims included in the Mining Claims, whether through the performance of assessment work, the payment of claim maintenance fees, or otherwise; all taxes levied against the Mining Claims or any interest in the Mining Claims that become due and payable during the Term.

"Law" or "Laws" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, formal interpretation, or other requirement or rule of law of any Governmental Authority.

"LCG" has the meaning set forth in the Introductory Paragraph to this Agreement.

"Liability" means all losses, damages, liabilities, deficiencies, fines, costs and expenses (including reasonable legal and other professional fees and disbursements, interest, penalties, and amounts paid in settlement, but excluding punitive, exemplary, aggravated damages, lost opportunity damages, and loss of profits), injuries, and judgments arising directly or indirectly as a consequence of such matter.

"Lien" means any lien, pledge, mortgage, deed of trust, hypothecation, security interest, charge, claim, easement, right-of-way, restriction, surface use agreement, imperfection of title, encroachment, or other similar encumbrance.

"LLC" means a newly-formed limited liability company created to hold the Transferred Assets and conduct Exploration and Mining Operations with respect to the Transferred Assets.

"LLC Agreement" means the limited liability company agreement for the formation of the LLC, to be negotiated during the Term of this Agreement, and executed at the time of the Investment Decision, if Operator and Nuton agree to proceed with forming the LLC.

"Management Committee" has the meaning set forth in Section 3.l(b).

"Memorandum" means the memorandum of agreement summarizing the terms of this Agreement attached as Exhibit B, which will be executed concurrently with this Agreement and which may be filed or recorded by Nuton, at its expense.

"Mining Assets" has the meaning set forth in Recital Band includes the Mining Claims.

"Mining Claims" has the meaning set forth in Recital B.

EXHIBIT 10.1

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"Mining Operations" means any development mining, extracting, producing, handling, milling, leaching, beneficiation or other processing of ores; activities directed toward ascertaining the existence, location, quantity, quality, or commercial value of mineral deposits, including drilling required after discovery of potentially commercial mineralization; any preparation for the removal and recovery of minerals, in-fill drilling, preparation of order of magnitude studies, prefeasibility studies, feasibility studies, pre-production stripping, stripping, and the construction or installation of any mill, leach facilities, or any other improvements to be used for the mining, extracting, producing, handling, milling, leaching, beneficiation, or other processing of ores; actions performed during or after the foregoing to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Mining Claims or other compliance with Environmental Laws; and the attendant reclamation and remediation and closure upon completion of the foregoing, including obligations or responsibilities that are reasonably expected to or actually continue or arise, such as, without limitation, future monitoring, management, treatment, or stabilization.

"NI 43-101" means National Instrument 43-101 as currently adopted by the Canadian Securities Administrators, and as may be amended or replaced.

"NI 43-101 Report" has the meaning set forth in Section 3.l(a). "Non-Defaulting Party" has the meaning set forth in Section 8.6. "Notice of Default" has the meaning set forth in Section 8.6.

"Nuton" has the meaning set forth in the Introductory Paragraph to this Agreement.

"Nuton® Technology" or "Nuton Technology" means proprietary Rio Tinto-developed copper heap leach related processing and modeling technologies, data, methodologies, know-how and capability, including without limitation the technology described in the issued patents and pending patent applications listed in Exhibit E, as amended and updated from time to time.

"Operational Agreements" has the meaning set forth in Section 2.l(e).

"Operator" has the meaning set forth in the Introductory Paragraph to this Agreement.

"Option" means the exclusive right and option during the Term to acquire the Initial Nuton Ownership Percentage, as such Initial Nuton Ownership Percentage may be further increased upon the terms and conditions of this Agreement, upon formation of the LLC in accordance with the LLC Agreement.

"Party" or "Parties" means a party to this Agreement and its successors and permitted assigns.

"Permit" means any permit, license, approval, consent, ruling, authorization, certification, exemption, variance, notification, waiver, right-of-way, surface use agreement, clearance, or registration by or with a Governmental Authority or other third parties.

EXHIBIT 10.1

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"Project" means the Mining Assets and Mining Claims commonly referred to as the Yerington Mine, the MacArthur Project Property, the Wassuk Properties, the Bear Option, and the Mason Valley Claims."

Receiving Party" has the meaning set forth in Section 7.2(a).

"Representatives" means a Party's or its Affiliate's officers, directors, partners, members, employees, attorneys, accountants, professional advisors, consultants, contractors (including subcontractors), agents, and representatives.

"Rio Tinto Business Integrity Policies" means The way we work and the Rio Tinto Business Integrity Standard each of which is available at https://www.riotinto.com/sustainability/policies, and copies of which are attached to this Agreement as Exhibit C and Exhibit D, as updated from time to time.

"Royalty Deed" has the meaning set forth in Section 2.3(c).

"SEC" has the meaning set forth in Section 7.1.

"SPS" has the meaning set forth in the Introductory Paragraph to this Agreement.

"Stage 3 Advance Funding" has the meaning set forth in Section 3.2(a).

"Stage 3 Funding" means the Stage 3 Advance Funding and the Stage 3 Remainder Funding, combined.

"Stage 3 Monthly Report" has the meaning set forth in Section 3.l(c). "Stage 3 Program of Work" has the meaning set forth in Section 3.l(a). "Stage 3 Remainder Funding" has the meaning set forth in Section 2.l(a).

"Technology License" means a non-exclusive technology license for the deployment of those portions of the Nuton Technology that Nuton determines may be suitable for application to the Transferred Assets, on terms and conditions standard to the deployment of similar technology, including consideration of applicable tax consequences.

"Term" means a period beginning on the Effective Date and ending on the earlier of (a) the formation of the LLC and the execution of the LLC Agreement, or (b) the earlier termination of this Agreement by Nuton or Lion CG.

"Total Funding Amount" means the aggregate of the Exclusivity Payment; the Stage 1 Funding Amount; the Stage 2 Funding Amount; and the Stage 3 Advance Funding and the Stage 3 Remainder Funding, up to the Earn-In Not to Exceed Amount.

"Transfer" means the direct or indirect sale, exchange, assignment, lease, transfer, disposition, mortgage, pledge, or encumbrance, in whole or in part, by operation of Law or otherwise, of a direct or indirect interest in the Mining Assets or this Agreement, including a change in control of a Party or of a permitted assignee of a Party.

EXHIBIT 10.1

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"Transferred Assets" has the meaning set forth in Section 2.3(a).

"Unpatented Claims" has the meaning set forth in Section 6.2(a).

1.2 Gender, Number and Other Terms

Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders, words importing persons includes individuals, partnerships, associations, trusts, unincorporated organizations and incorporated entities, "or" is not exclusive and "including" is not limiting, whether or not non-limiting language (such as "without limitation") is used.

1.3 Headings

The inclusion of headings in this Agreement is for convenience only and does not affect the construction or interpretation of this Agreement.

1.4 Statutes

Unless otherwise stated, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant to it, with all amendments thereto, and to any statute or regulations that may be passed that supplement or supersede such statute or such regulations.

1.5 Calculation of Time or Dates

If the time or date for doing an act falls or expires on a day that is not a Business Day, the time or date, as the case may be, is extended to the next day that is a Business Day.

1.6 Schedules

Attached to and forming part of this Agreement are the following Exhibits:

Exhibit A: Mining Assets

Exhibit B: Memorandum

Exhibit C: The Way We Work

Exhibit D: Rio Tinto Business Integrity Standard

Exhibit E: Nuton® Technology, Issued and Pending Patents Exhibit

F: Stage 3 Program of Work

Exhibit G: Management Committee Charter

2. RIGHT TO ADVANCE TO THE INVESTMENT DECISION

2.1 Confirmation of Initial Nuton Ownership Percentage

(a) LCG and SPS hereby confirm Nuton's sole and exclusive right to acquire the Initial Nuton Ownership Percentage provided that Nuton makes (i) within [Redacted] days after agreement on the Stage 3 Work Program, a payment to SPS in the amount of the Stage 3 Advance Funding in accordance with Section 3.2(a) and (ii) Nuton subsequently fully-funds the Feasibility Study and ancillary work contained in the Stage 3 Program of Work (the "Stage 3 Remainder Funding" ), in accordance with Section 3.2(b), in an aggregate amount (inclusive of the Stage 3 Advance Funding) not to exceed $[Redacted] (the "Earn-In Not to Exceed Amount"). As of the Effective Date of this Agreement, Nuton has advanced certain Stage 3 Funding amounts to Operator under the Option Agreement and $[Redacted] million remains of the Earn-In Not to Exceed Amount.

EXHIBIT 10.1

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(b) The Parties will use good faith efforts to develop the Stage 3 Program of Work, as described and defined in Section 3.l(a), that reasonably can be completed within the Earn-In Not to Exceed Amount. In no circumstances shall Nuton be obligated to provide additional funds in excess of the Earn-In Not to Exceed Amount and Operator will be responsible for the costs of the Stage 3 Program of Work in excess of the Earn-In Not to Exceed Amount.

(c) Upon mutual agreement of the Parties, Nuton may fund the costs of the Stage 3 Program of Work in excess of the Earn-In Not to Exceed Amount in exchange for an increase in the Initial Nuton Ownership Percentage, to be calculated at 1% ownership interest in the LLC for every $[Redacted] that Nuton or its Affiliates expends in excess of the Earn-In Not to Exceed Amount, or portion thereof, as such Initial Nuton Ownership Percentage may be further increased pursuant to the terms and conditions of this Agreement.

(d) Operational Agreements

(e) The Parties will negotiate cooperatively and in good faith the following agreements during the Term of this Agreement and prior to the Investment Decision, as defined in Section 2.3(a), LLC Agreement, Royalty Deed, and Technology License (collectively, the "Operational Agreements").

(f) The Parties agree to include the following concepts in the LLC Agreement:

(i) Nuton will be the manager of the LLC;

(ii) all costs of the LLC, including reasonable costs incurred by Nuton as the manager of the LLC, will be borne by Nuton and Operator in proportion to their respective ownership interests in the LLC;

(iii) the LLC Agreement will include a provision that, if Operator's percentage ownership interest in the LLC is diluted to 10% or less, then Operator's percentage ownership interest in the LLC will be converted into a 1% net smelter returns royalty, on terms similar to the Royalty Deed;

(iv) any project financing costs incurred by the LLC will be funded by Nuton and Operator in proportion to their respective percentage ownership interest in the LLC;

EXHIBIT 10.1

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(v) provision for how the Parties will explore mutually agreed development opportunities that reasonably could be expected to create synergies with the Transferred Assets, including the process for determining such development opportunities, together with programs and budgets;

(vi) Nuton or its Affiliates will market 100% of the products produced by the LLC;

(vii) Upon mutual agreement of the Parties, Nuton may elect to fund up to $[Redacted] of Operator's project financing costs, either through the contribution of additional capital to the LLC or through debt financing on market terms secured by the Transferred Assets, in exchange for a 10% increase in the Initial Nuton Ownership Percentage, as such Initial Nuton Ownership Percentage may be further increased pursuant to the terms and conditions of this Agreement;

(viii) Upon mutual agreement of the Parties, Nuton may fund an additional $[Redacted] of Operator's project financing costs, either through the contribution of additional capital to the LLC or through debt financing on market terms secured by the Transferred Assets, in exchange for an additional 5% increase in the Initial Nuton Ownership Percentage, as such Initial Nuton Ownership Percentage may be further increased pursuant to the terms and conditions of this Agreement;

(ix) Operator shall have up to six months to arrange for its pro rata share of project financing; and

(x) Operator shall have up to nine months after adoption of a program and budget for capital projects after the formation of the LLC to fund its share of such capital expenditures.

2.2 Exchange Approval. LCG agrees to immediately apply for and use reasonable commercial efforts to obtain Exchange approvals of this Agreement and the transactions contemplated herein, and to keep Nuton informed of the status of such application. The Parties will act reasonably to address all Exchange comments, if any, and to procure the approval of the Exchange in an expedient manner. LCG promptly will provide Nuton with copies of documents filed by LCG with the Exchange and all correspondence related to such filings.

2.3 Investment Decision

(a) Trigger. Upon the earlier of (i) completion of the Feasibility Study or (ii) payment by Nuton of the Total Funding Amount, Nuton and Operator shall have 90 days to determine whether to form the LLC (the "Investment Decision"). If both Nuton and Operator decide to form the LLC, then Operator will create the LLC and transfer the Mining Assets to the LLC, minus those assets that Nuton elects not to have transferred to the LLC (the "Transferred Assets"). The LLC will be governed by the LLC Agreement.

EXHIBIT 10.1

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(b) Put Option. If Nuton elects to create the LLC but Operator elects not to create the LLC, then, at the election of Nuton, Operator shall create the LLC and Nuton will purchase Operator's interest in the LLC for fair market value in accordance with the valuation formula mutually agreed by Nuton and Operator in this Section.

(i) Valuation Formula. The Parties shall agree to a valuation formula for the Project no later than September 30, 2026, unless mutually extended in writing by the Parties.

(c) Royalty Deed upon Negative Election by Nuton. If Nuton elects not to create the LLC for any reason, then Operator shall grant to Nuton a 1.5% net smelter returns royalty on the Mining Claims included in the Mining Assets pursuant to a Net Smelter Returns Royalty Deed with conditions standard in the mining industry (the "Royalty Deed"). In addition, Operator shall have access to all non-interpretative information and data related to the Mining Assets prepared by Nuton in its evaluation of ore samples pursuant to the Option Agreement.

(i) Nuton Technology License at Nuton's Discretion. Nuton, at its sole discretion, may offer to enter a non-exclusive license agreement for use of the Nuton Technology with the Mining Assets for consideration and on terms to be agreed between the Parties at that time. In the event no license is agreed and entered, then Operator shall not have access to the know-how and methodologies used by Nuton in its evaluation of the Nuton Technology at the Mining Assets and shall not be entitled to any rights whatsoever in or to any of Nuton's Intellectual Property Rights, including the Nuton Technology.

2.4 Non-Solicitation. Except as provided in this Section, beginning on the Effective Date and continuing through the Term, Operator will, and will cause its Affiliates and its and their respective Representatives, to cease any and all discussions with any third party related to the Mining Assets in any manner. Notwithstanding the foregoing, so long as Operator provides Nuton with advanced written notice of no less than three business days of its intention to share Information and Data as described in this Section, the Entity with which Operator intends to share Information and Data, and a description of the Information and Data to be shared, Operator is permitted to:

(a) discuss potential funding for or investment in LCG, SPS and/or the Mining Assets (i) with third parties in private equity, banking, and venture capital or (ii) with other third parties who are not mining companies; and

(b) engage with [Redacted] or its affiliates regarding the [Redacted] mining project in [Redacted] and potential synergies with the Mining Assets [Redacted].

Any such disclosure of Information and Data pursuant to this Section shall also be in conformance with Section 7.2 of the Agreement. In addition, other than as set forth in this section, Operator shall not, and shall cause its Affiliates and its and their respective Representatives not to (i) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any discussions or negotiations looking toward; or (iii) enter into any agreement or understanding providing for, the Transfer in any manner of all or any portion of the Mining Assets; nor shall any of such Entities provide any information to any person (other than to Nuton and its Affiliates and its and their respective Representatives) for the purpose of evaluating or determining whether to make or pursue any inquiries or proposals with respect to the Mining Assets.

EXHIBIT 10.1

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3. STAGE 3 PROGRAM OF WORK AND FUNDING

3.1 Stage 3 Program of Work

(a) Feasibility Study and Scope. The Feasibility Study shall be sufficiently detailed to serve as the basis for the final decision by Nuton to progress the development of Nuton's preferred development alternative for mineral production with respect to the Mining Assets based on the results of the Stage 1 Program of Work and the Stage 2 Program of Work, as those terms were defined in the Option Agreement, (the "Feasibility Study Scope"). Operator shall be responsible for the preparation of the Feasibility Study. The Feasibility Study and a report in respect thereof prepared in accordance with NI 43-101 (the "NI 43-101 Report") will be prepared by engineering and consulting firms selected by Operator and reasonably acceptable to Nuton. On or before January 31, 2026, the Parties will agree on the program of work related to the preparation and publication of the Feasibility Study and the advancement of permitting for the Project, and append the description of such Stage 3 Program of Work as Exhibit "F" hereto. Operator will use commercially reasonable efforts to complete the Stage 3 Program of Work, including the Feasibility Study, within [Redacted] from agreement on the Stage 3 Program of Work, unless mutually extended in writing by the Patties.

(b) Management Committee. As soon as reasonably practicable after the Effective Date of this Agreement, the Parties shall establish a management committee comprised of two representatives selected by Operator and two representatives selected by Nuton ("Management Committee"). The Management Committee shall meet monthly, unless otherwise agreed in writing, to review, discuss and provide recommendations on the Feasibility Study, the FS Test Program, permitting strategy and progress, community and social engagement and tribal engagement. The Management Committee shall have the authority to establish a Technical Committee comprised of an equal number of representatives of the Operator and Nuton to advise on matters of a technical nature relating to the topics within the remit of the Management Committee. The charter attached as Ex. G shall govern the Management Committee.

(c) Stage 3 Reports. During the preparation of the Feasibility Study and the Stage 3 Program of Work, Operator will provide monthly written reports summarizing the progress of the Stage 3 Program of Work to the Management Committee in advance of monthly Management Committee meetings, including expenditures, regulatory matters, health and safety and environmental performance, and any other relevant matters or circumstances, including identified risk issues, or lack of progress, that would limit, delay, or preclude the completion of the Feasibility Study and other aspects of the Stage 3 Program of Work (the "Stage 3 Monthly Report"). Following submission of each Stage 3 Monthly Report, during a Management Committee (as defined above) meeting or on a day mutually agreed by the Parties, Operator will make available senior technical and business representatives of Operator either in person or via teleconference to answer questions and explain progress to representatives of Nuton responsible for oversight of the Feasibility Study and the Stage 3 Program of Work or their delegates. Each such meeting shall not exceed eight hours, unless otherwise mutually agreed by the Parties.

EXHIBIT 10.1

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(d) Limited License. Subject to the terms and conditions of this Agreement, during the Term, Nuton hereby grants to Operator and Operator accepts, a non-exclusive, royalty-free, revocable (but only if terminated in accordance with this Agreement), non-transferable right and license ("Limited License") to use the Nuton Technology solely for the Stage 3 Program of Work including the Feasibility Study.

(i) The Limited License is not royalty-bearing but is in consideration of the right for Operator to rely on the Intellectual Property Rights in performing and publishing the Feasibility Study, in accordance with Section 7.3.

(ii) Operator may sublicense its rights to Representatives actively working on the Stage 3 Program of Work or Feasibility Study, as applicable.

(iii) Operator shall not: permit any Representative to use the Nuton Technology for any purpose other than the Stage 3 Program of Work; combine the Nuton Technology with any Intellectual Property Rights of any third party without Nuton's express written consent; enhance, improve or modify the Nuton Technology without Nuton's express written consent; or file any patent application or publish any written statements about the Nuton Technology other than in accordance with Section 7.3 of this Agreement.

(iv) Operator shall implement and maintain reasonable administrative, physical, and technical safeguards to protect the confidentiality, integrity, and availability of the Nuton Technology.

3.2 Stage 3 Funding

(a) Stage 3 Advance Funding. After the Effective Date, Nuton shall pay $5,000,000 to SPS within 30 days following receipt by Nuton of an invoice for that amount from SPS (the "Stage 3 Advance Funding"). The Stage 3 Advance Funding will be paid by wire transfer of immediately available funds to a single bank account nominated by SPS pursuant to written notice from SPS to Nuton.

(b) Stage 3 Remainder Funding.

(i) On or about January 5, 2026, Nuton will disburse a portion of the Stage 3 Remainder Funding in the amount of $30,500,000 to LCG, which shall exclusively be used by Operator to fund the Feasibility Study and Stage 3 Program of Work. Within 10 days of the Effective Date, LCG shall provide Nuton with an invoice reflecting the amount set forth in this Section 3.2(b)(i).

EXHIBIT 10.1

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(ii) Upon notice from LCG that the Feasibility Study is in the final stages of drafting and anticipated to be publicly announced within [Redacted] days, Nuton will disburse the remainder of the Stage 3 Remainder Funding in the amount of $[Redacted] to LCG, which shall exclusively be used by Operator to fund the Feasibility Study and Stage 3 Program of Work. At the time of delivery the notice described in this section, LCG shall provide Nuton with an invoice reflecting the amount set forth in this Section 3.2(b)(ii). Nuton shall pay the amount set forth in the invoice within [Redacted] days of receipt.

(iii) The Stage 3 Remainder Funding will be paid by wire transfer of immediately available funds to a single bank account nominated by LCG pursuant to written notice from LCG to Nuton.

(iv) As part of the Stage 3 Monthly Report required by Section 3.l(c), Operator shall incorporate and submit to Nuton via the Management Committee a financial report setting forth in reasonable detail the costs actually incurred for work conducted toward the Stage 3 Program of Work during that calendar month, and all reasonable out of pocket expenses incurred in connection therewith, including supporting documentation.

(v) Nuton shall review the report and the supporting documentation submitted by Operator and notify Operator within 30 days of receipt of the report if Nuton disputes in good faith any of the expenditures included in the report as being unrelated to the Stage 3 Work Program. In the event Nuton disputes any portion of the expenditures included in the report, Nuton shall provide Operator with notice of the disputed portion of the expenditures and the parties shall use their good faith efforts to reach agreement on the disputed items or amounts. If the parties are unable to resolve the disputed items within 20 days after notice of the dispute from Nuton to Operator, the resolution of the dispute shall proceed under the procedure set out in Section xx.

4. EXPLORATION AND MINING OPERATIONS

4.1 Conduct of Exploration and Mining Operations

(a) Standard of Care. Operator shall conduct Exploration and Mining Operations with respect to the Mining Assets pursuant to the Stage 3 Program of Work. Exploration and Mining Operations conducted by or on behalf of Operator shall conform to generally accepted mining practice and be in compliance with applicable Laws, including Environmental Laws and Permits, and this Agreement.

(b) Responsibility. Operator shall be solely responsible for conducting all Exploration and Mining Operations on or with respect to the Mining Assets during the Term. During the Term, neither Nuton nor its Affiliates shall be considered an owner or operator under applicable Laws (including Environmental Laws) or otherwise be involved in any activities related to Exploration or Mining Operations in respect of the Mining Assets. Operator shall not, and shall cause its Affiliates not to, bring any Claim against Nuton and/or any of its Affiliates alleging that Nuton and/or any of its Affiliates is an owner or operator of the Mining Assets based on the rights of Nuton and its Affiliates under this Agreement. LCG, on its behalf and on behalf of its Affiliates, hereby indemnifies and holds harmless Nuton and its Affiliates and its and their respective Representatives from and against any such Claims and Liabilities.

EXHIBIT 10.1

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(c) Oversight. During the Term, Operator shall be responsible for all oversight of Exploration and Mining Operations with respect to the Mining Assets, including engineering, environmental, and social oversight and monitoring. Operator shall conduct or cause to be conducted Exploration and Mining Operations with respect to the Mining Assets, including reclamation, remediation, and the removal of Hazardous Materials, and shall safeguard and maintain, or cause to be safeguarded and maintained, the Mining Assets in compliance with all applicable Laws, including Environmental Laws.

(d) Hazardous Materials. Operator shall store and dispose of Hazardous Materials used in Exploration and Mining Operations with regard to the Mining Assets in accordance with applicable Environmental Laws. Operator shall not dispose of any Hazardous Materials with regard to the Mining Assets except in accordance with applicable Environmental Laws.

4.2 Reclamation Obligations. Operator shall be solely responsible for all environmental Liabilities and reclamation obligations resulting from its Exploration and Mining Operations during the Term (including with respect to Hazardous Materials), to the extent caused by Operator or its Affiliates or its or their respective Representatives.

4.3 Insurance. Operator shall obtain and maintain during the Term policies of insurance of the types and in the amounts customary in the mining industry for the conduct of Exploration and Mining Operations as contemplated in this Agreement.

4.4 Operator Information and Data. During the Term, Operator shall make available to Nuton and its Affiliates Information and Data for review and copying. Operator shall grant such access at all reasonable times during the Term. The Information and Data are provided to Nuton and its Affiliates on an "as is, where is" basis. Neither Operator nor its Affiliates makes any representation or warranty of any kind whatsoever as to the accuracy or completeness of the Information and Data.

4.5 Site Access. During the Term, Nuton and its Affiliates shall have the right to access the Mining Assets, any Additional Infrastructure, and Operator personnel (the "Access Right"). Nuton and its Affiliates will exercise the Access Right upon not less than 5 business days' prior notice (unless otherwise mutually agreed in writing) and at reasonable times during normal business hours. Any access shall be at the sole cost of Nuton. Operator may restrict or delay the Access Right to the extent that Operator, acting reasonably, determines that the exercise of the Access Right would materially interfere with the Stage 3 Program of Work or would materially impede any Operator personnel from pursuing their normal duties. Nuton may exercise its Access Right not more than 4 times per calendar year, unless otherwise mutually agreed.

EXHIBIT 10.1

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5. MAINTENANCE OF PROPERTIES; LIMITATIONS

5.1 Obligations of the Parties.

(a) Land Holding Payments. During the Term, Operator will timely fund or make all Land Holding Payments for the Mining Claims and make any other payments necessary to maintain the other Mining Assets. Operator shall, upon Nuton's request, provide Nuton with evidence of all payments made. Operator retains the right to contest, in the courts or otherwise, any issue related to the Land Holding Payments for the Mining Claims, provided that Operator makes such Land Holding Payments during the pendency of any such contest. Notwithstanding the foregoing, Operator shall not permit any part of the Mining Claims to be lost as the result of the failure to make a Land Holding Payment.

(b) Nuton Rights. During the Term, Nuton shall have the right, but not the responsibility, to make any Land Holding Payments in the event that Operator fails to make such Land Holding Payments as set forth in Section 5.l(a) when due. Nuton shall provide LCG with evidence of all such Land Holding Payments made by Nuton, and LCG promptly shall reimburse Nuton for such Land Holding Payments made by Nuton.

(c) No Liens. Nuton shall have the right to file a first priority Lien against Operator's interest in this Agreement and ownership interest in the LLC (the "Nuton Lien"). Operator shall not Transfer or cause or allow a Lien created by or against it to be placed against this Agreement, or Operator's interest in the LLC unless such Lien is expressly subordinate to the Nuton Lien except as otherwise expressly agreed in writing by Nuton.

5.2 Abandonment. During the Term, Operator shall not, and shall cause its Affiliates not to, release, abandon, surrender, allow to lapse, or reduce the area of any part of the Mining Assets without the prior written consent of Nuton, such consent not to be withheld, modified, or delayed unreasonably.

5.3 Title Defects, Defense, and Protection. If Operator's title to all or any part of the Mining Assets is defective, is encumbered, or is less than as represented in this Agreement; or if Operator's title, as so represented, is contested or challenged by any Entity (including a Governmental Authority), and Operator is unable or unwilling promptly to correct the alleged defect, encumbrance, or impairment, then Nuton shall have the right to terminate this Agreement without further obligation, or shall have the right, but not the obligation, to attempt to perfect or defend Operator's title. If Nuton elects to perfect or defend Operator's title, then Nuton shall not be liable to Operator in the event that Nuton is unsuccessful in, withdraws from, or discontinues litigation or other curative work. Time being of the essence, if Nuton does attempt to perfect or defend Operator's title, then Operator shall execute all documents and shall take such other commercially reasonable actions as are reasonably necessary to assist Nuton in its efforts. Any improvement or perfection of title to the Mining Assets shall inure to the benefit of Nuton in the same manner and to the same extent as if such improvement or perfection has been made prior to the execution of this Agreement. Reasonable costs and expenses incurred by Nuton to perfect or defend title will be taken into account in determining the relative percentage ownership interest of Nuton and Operator in the LLC, to the extent such costs and expenses cause the Earn In Not to Exceed Amount to be exceeded.

EXHIBIT 10.1

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6. REPRESENTATIONS AND WARRANTIES

6.1 Mutual Representations. Each Party represents to the other on the Effective Date that:

(a) Organization and Existence. It is an Entity duly organized and validly existing in the jurisdiction of its incorporation and is qualified to do business and in good standing to conduct business in the jurisdictions where it conducts business, except to the extent that such failure to qualify does not adversely affect its ability to perform its obligations under this Agreement and the Memorandum.

(b) Power and Authority. It has the corporate power and authority and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Memorandum, and to undertake the performance by it of its respective obligations under this Agreement and the Memorandum, and has obtained all necessary consents of the applicable Governmental Authorities for entering into this Agreement and the Memorandum and the performance of its obligations under this Agreement and the Memorandum.

(c) Binding Effect. This Agreement and the Memorandum, when executed and delivered by each respective Party, shall have been duly executed and delivered on behalf of each such Party and shall constitute valid and binding obligations of each Party enforceable against it in accordance with the terms of this Agreement and the Memorandum (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar Laws of general applicability relating to or affecting creditors' rights and to the availability of equitable remedies) and will not result in any violation of, or any default under, any other agreement to which such Party or its Affiliates is a Party, including without limitation any agreement or obligation relating to the Mining Assets.

(d) No Brokerage. Neither it nor any of its Representatives has dealt or consulted with any real estate broker or agent in connection with the transactions contemplated in this Agreement or the Memorandum.

6.2 Additional Representations of LCG and SPS. Each of LCG and SPS jointly and severally represents to Nuton as of the Effective Date and the Investment Decision as follows:

(a) Ownership of Mining Assets. Except as provided in Exhibit A, Operator owns or otherwise has legal or beneficial rights to the Mining Assets free and clear of any Liens except, with respect to the unpatented mining claims included in the Mining Claims (the "Unpatented Claims"), the paramount title of the United States. Operator has not received any notices from the United States that the Unpatented Claims are not valid. To Operator's actual knowledge, after reasonable inquiry, (i) the Unpatented Claims have been duly and validly staked, are valid, and all payments and other obligations due with respect to the Unpatented Claims prior to the Effective Date have been timely and properly paid or performed; (ii) all taxes due and owing prior to the Effective Date with respect to Mining Assets (other than the Unpatented Claims) have been timely and properly paid, except for taxes being contested in good faith pursuant to proper proceedings; and (iii) the Mining Assets are free and clear of all defects in title (other than of public record).

EXHIBIT 10.1

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(b) No Disputes. Except as set forth in the Disclosure Letter, Operator has not received written notice of any pending or threatened Disputes involving the Mining Assets, and Operator has not received any written notice of violation or claim from applicable Governmental Authorities alleging any violation of any Law or Permit, including any Environmental Law, relating to the Mining Assets.

(c) No Commitments. Except for ongoing reclamation obligations under the existing Permits and those obligations set forth in the Disclosure Letter, Operator has no contractual commitments or obligations which relate to or affect the Mining Assets.

(d) Releases. Except as set forth in the Disclosure Letter, there have been no spills, discharges, disposals, leaks, emissions, ejections, escapes, dumpings, or other releases of any kind of any Hazardous Materials in, on, or under the Mining Claims or the environment surrounding it and there is no storage of Hazardous Materials on the Mining Claims in violation of Environmental Laws. There are no underground storage tanks on the Mining Claims.

(e) Information and Data. Operator owns, or otherwise has valid rights to, the Information and Data.

(f) No Transfer Obligations. Except for the rights granted to Nuton under this Agreement and as set forth in the Disclosure Letter, Operator is not under any obligation to Transfer, and during the Term will not Transfer or enter into any obligation to Transfer, any interest in or to the Mining Assets or to any Additional Infrastructure prior to the earlier of (i) the end of the Term, and (ii) the execution of the LLC Agreement.

(g) Business Integrity.

(i) Operator is in compliance, and shall comply, with all laws including Business Integrity Laws, in relation to this Agreement and the transactions contemplated under this Agreement.

(ii) All Permits and other authorizations obtained or which will be obtained in connection with this Agreement and the transactions contemplated in this Agreement, the Mining Assets, or the Exploration or Mining Operations, have been and will be obtained in compliance with all Business Integrity Laws.

EXHIBIT 10.1

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(iii) No Representative of Operator is a Government Official or Governmental Authority and no Governmental Authority or Government Official has or will be a beneficiary of, or have a right or ability to share either directly or indirectly in any payments made in relation to, this Agreement or the transactions contemplated under this Agreement.

(iv) No Entity (whether a Government Official, Governmental Authority, private individual, enterprise, or otherwise) has approached Operator for the purpose of any activity in violation of Business Integrity Laws in connection with or furtherance of this Agreement or the transactions contemplated under this Agreement.

(v) Operator shall promptly report to Nuton any request or demand for any undue or suspicious financial or other advantage of any kind received in connection with the performance of this Agreement or the transactions contemplated under this Agreement.

(vi) Neither Operator or its Affiliates, nor any of its or their respective Representatives, is or has been the subject of any formal investigation, proceedings, conviction, or written notice relating to compliance with applicable Business Integrity Laws and, to their knowledge, there are no circumstances which could lead to such.

(vii) Operator is not and has not in the last five years been listed by any Governmental Authority as being debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for participation in government procurement programs or other government contracts including without limitation, any exclusion under applicable Laws.

(viii) Operator has received a copy of, will maintain in place, and comply with the Rio Tinto Business Integrity Policies, attached as Exhibits C & D to this Agreement, in the performance of and for the duration of this Agreement.

(ix) Operator shall ensure that all Representatives engaged by Operator in connection with this Agreement and the transactions contemplated by this Agreement read and comply with the Rio Tinto Business Integrity Policies and are appropriately trained to ensure Policies compliance with applicable Business Integrity Laws and the Rio Tinto Business Integrity Policies.

(x) Operator shall be responsible for the observance and performance by its Representatives and shall be directly liable to Nuton in the event of breach by such persons of the Rio Tinto Business Integrity Policies and applicable Business Integrity Laws.

6.3 Additional Representations of Nuton. Nuton represents to Operator as of the Effective Date and as of the Investment Decision that it has not received written notice of any pending or threatened Disputes with regard to the Mining Assets, the exercise of the Option by Nuton, or the Intellectual Property.

EXHIBIT 10.1

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6.4 Disclosures. Each of the Parties represents and warrants to the other that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to the other Party in order to prevent the representations in this Article 5 from being misleading in any material respect.

6.5 No Partnership. Nothing contained in this Agreement shall be deemed to constitute either Party the partner of the other or, except as otherwise expressly provided, to constitute either Party the agent or legal representative of the other or to create any fiduciary relationship between them. The Parties do not intend to create, nor shall this Agreement be construed to create, any mining, commercial, or other partnership. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein.

6.6 Other Activities. Except as expressly provided in this Agreement, each of the Parties may be engaged on its own behalf and on behalf of Entities other than the Parties in the general mining business and each of the Parties hereby consents to such involvement by the other without consulting the other Party or inviting or allowing the other Party to participate. Except as expressly provided in this Agreement, the legal doctrine of "corporate opportunity" sometimes applied to persons occupying a fiduciary status shall not apply in the case of any endeavor of either Party.

6.7 Waiver and Survival. The representations and warranties contained in Sections 6.1, 6.2, and 6.3 and in the Disclosure Letter are for the exclusive benefit of the Party to which such representations and warranties are given, have been relied upon by the Party to which such representations and warranties are given in entering into this Agreement, and a breach of any one or more thereof may be waived by the Party to which they are given in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

7. CONFIDENTIALITY

7.1 Confidentiality of Agreement. Except for the recording of the Memorandum or as provided in Section 10.6(a), no Party may disclose the existence or terms of this Agreement without the prior written consent of the other Party, which consent shall be at the other Party's sole discretion; provided that a Party may make such disclosures (a) to Affiliates and Representatives who or which have a need to know such information, or (b) as, in the opinion of its counsel, are required by any applicable Laws, Exchange rule, existing contract, or legal process, provided, however, that in case of disclosure under Section 7.2(b), the disclosing Party shall promptly notify the other Party of such request or requirement, so that the other Party may seek an appropriate protective order or waive compliance with the Agreement. In the absence of a protective order or the receipt of a waiver, the disclosing Party will give the other Party written notice (unless prohibited by Law) of the information to be disclosed as far in advance as practicable and exercise all reasonable efforts to obtain reliable assurance that confidential treatment shall be afforded to that information. The Parties understand that LCG will be required to publicly file the Agreement with Canadian securities regulators and with the U.S. Securities and Exchange Commission ("SEC") via SEDAR and EDGAR respectively, within 10 days of the date of first public announcement by LCG of the existence of the Agreement, provided that LCG and Nuton will have the opportunity to redact any portions of the Agreement permitted to be redacted pursuant to Canadian National Instrument 51-102. In the event any portion of the Agreement is so redacted and LCG is required to file the Agreement with the SEC, LCG agrees to make a confidential treatment request to the SEC if an unredacted version of the Agreement would otherwise be required to file with the SEC, and the Parties will act reasonably in ensuring such redacted version filed with the SEC complies with the SEC confidential treatment request requirements.

EXHIBIT 10.1

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7.2 Confidentiality of Information and Data.

(a) Confidentiality. With respect to any Information and Data of a Party (as applicable, the "Disclosing Party") disclosed to the other Party (as applicable, the "Receiving Party"), each Receiving Party agrees to keep the Information and Data of the Disclosing Party confidential and not to disclose the Information and Data of the Disclosing Party to any Entity other than (i) its Affiliates and its and their Representatives who have a need to know; (ii) its outside mining and engineering consultants involved in Exploration and Mining Operations with respect to the Mining Assets; (iii) lenders or financial advisors who have a bona fide need to have access to the Information and Data of the Disclosing Party in connection with the financing of work with regard to the Mining Assets; and (iv) such other Entities as the Parties jointly agree in writing may receive the Information and Data of the Disclosing Party (which agreement may be withheld for any reason or for no reason). Prior to any such disclosure, the applicable Receiving Party will inform the Entity receiving Information and Data of the Disclosing of the confidentiality provisions of this Agreement. The applicable Receiving Party will be responsible and liable for the disclosure in violation of this Agreement of Information and Data of the Disclosing by an Entity to whom or to which such Receiving Party provided Information and Data of the Disclosing Party pursuant to this Section 7.2(a).

(b) Disclosure Right. The Receiving Party may disclose the Information and Data of the Disclosing Party as may be required by judicial, administrative, or governmental proceeding, whether or not made pursuant to a valid subpoena or applicable order or as otherwise required by Law or the rules of the Exchange, provided that any disclosure made pursuant to Law shall be strictly limited in scope and content to the extent possible given the requirements of legal compliance, and subject to each Party's reasonable prior review and revision which in the case of disclosure by LCG will be given promptly in order to permit compliance by LCG with applicable securities Laws and the Exchange, and in the event of a news release, no later than three business days after the request for review and revision is made by a Party to the other Parties.

(c) Exceptions. Nothing in this Agreement shall affect a Receiving Party's rights to use, disclose or retain any of the Information and Data of the Disclosing Party which (i) is in the public domain or later enters the public domain other than by a breach by the Receiving Party or any of its agents of any of the obligations of the Receiving Party under this Agreement; (ii) is disclosed to either a Receiving Party or the general public by a third party which is in rightful possession of the Information and Data of the Disclosing Party in circumstances where the disclosure violated no confidentiality obligations; or (iii) the Receiving Party can demonstrate by contemporaneous written documentation was in its possession on a non-confidential basis prior to the time of disclosure.

EXHIBIT 10.1

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7.3 Public Statements. Except as and to the extent required by Law, without the prior written consent of the other Parties, no Party shall, and each Party shall direct its Affiliates and its and their respective Representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the nature of discussions regarding, the contemplated transactions among the Parties or any of the terms, conditions, or other aspects of this Agreement, except as agreed upon between the Parties, provided that each Party may disclose the existence of this Agreement as required by applicable Law or Exchange requirements, upon prior notice to the other Parties. The text of any public announcements or statements including news releases that a Party intends to make pursuant to the exception set forth in this Section 7.3 will be made available to the other Party not less than five business days prior to publication and the other Party will have the right to make suggestions for changes therein and to approve the text and imagery that specifically relates to the reviewing Party. If Nuton is identified in any such public announcement or statement, it will not be released without the consent of Nuton in writing, which consent Nuton may withhold in its sole discretion.

8. TERMINATION

8.1 Term. This Agreement shall commence on the Effective Date and shall continue through the Term unless earlier terminated in accordance with Sections 5.3 and Section 8.

8.2 In the event the Exchange determines not to approve the Agreement pursuant to an application as contemplated in Section 7.2(b), or imposes conditions to the approval of the Agreement that would reasonably be expected to require a delay of greater than 65 days to the Effective Date, then any Party may elect by notice in writing to the other Parties to terminate this Agreement, unless such Exchange approval is obtained prior to such termination.

8.3 Effect of Termination. Within 30 days after the conclusion of the Term of this Agreement, unless the LLC is formed among all the Parties to this Agreement, or the date of termination of this Agreement:

(a) Information Return. The Parties shall return all Information and Data belonging to the other Party in its possession provided that each Party (i) may retain the Information and Data for recordkeeping purposes only, and (ii) shall not be required to delete archival copies of Information and Data maintained on its electronic data systems; and

(b) Ore Sample Results. Nuton shall provide to Operator non-interpretative results of testing of the ore samples provided by Operator to Nuton, if any, provided that Nuton shall have no obligation to provide information regarding the means and methods of developing such noninterpretative results.

EXHIBIT 10.1

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8.4 Survival. Notwithstanding any other provisions of this Agreement, if this Agreement is terminated, the provisions of Sections 6.2 and 8.9 and Articles 1, 7, and 5 (subject to any time limitations referred to therein) shall survive such termination and remain in full force and effect, along with any other provisions of this Agreement which expressly or by their nature survive the termination hereof.

8.5 DEFAULT AND CURE; INDEMNIFICATION; LIMITATIO OF LIABILITIES

8.6 Default in Performance of Obligations. If a Party (as applicable, the "Non-Defaulting Party") believes that another Party (as applicable, the "Defaulting Party") is in default in the observance or performance of any of its covenants or obligations hereunder, the Non-Defaulting Party shall give the Defaulting Party written notice of default (a "Notice of Default"), which Notice of Default will describe in reasonable detail the nature of the default.

8.7 Opportunity to Cure. Except as otherwise provided in this Agreement, the Defaulting Party shall have a reasonable time of not more than 30 days within which to remedy such default or, with respect to a default which cannot be cured within the 30-day period, to commence within the 30 days such action as may be necessary to remedy such default and to diligently prosecute such action until the default is cured. Unless the Defaulting Party shall so comply or commence to comply, this Agreement may be terminated at the option of the Non-Defaulting Party, and the Non-Defaulting Party may seek such other remedies as it might have in Law or in equity.

8.8 Disagreement Over Alleged Default.

(a) Notice. In the event the Defaulting Party believes that it is not in default, the Defaulting Party may give written notice to the Non-Defaulting Party within such 30-day period, as applicable, setting forth in reasonable detail the reasons why the Defaulting Party believes that it is not in default. Upon receipt of a Notice of Default, the Parties shall attempt in good faith to resolve promptly through negotiation any Dispute arising out of or relating to this Agreement for a period of 30 days after the date of the Notice of Default (the "Dispute Resolution Period"). If the Dispute is not resolved within the Dispute Resolution Period, then the Parties to the Dispute shall be subject to Section 8.9(a).

(b) Time Periods. The Dispute Resolution Period may be reasonably extended or shortened by written agreement of the Parties.

8.9 Indemnification.

(a) General Indemnification. Subject to the provisions of this Agreement, each Party (the "Indemnifying Party") shall indemnify, defend and hold harmless each of the other Parties and its and their Affiliates and its and their respective Representatives (as applicable, the "Indemnified Parties") for and on account of any Claims or Liability that may be asserted against any one or more of the Indemnified Parties as a result of any Dispute commenced or asserted by any Entity (including without limitation any Governmental Authority), to the extent arising out of or related to any breach of the Indemnifying Party's representations, warranties, or obligations under this Agreement.

EXHIBIT 10.1

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(b) Operations Indemnification. Subject to the provisions of this Agreement, Operator, jointly and severally assumes responsibility for the work done by it and its Affiliates and its and their respective Representatives during the Term with regard to the Mining Assets and specifically shall indemnify, defend and hold harmless Nuton and its Affiliates and its and their respective Representatives for and on account of any Claims or Liability that may be asserted against any one or more of Nuton and its Affiliates and its and their respective Representatives as a result of any Dispute commenced or asserted by any Entity (including without limitation any Governmental Authority), arising out of or related to activities and operations (including Exploration and Mining Operations) related to the Mining Assets by or on behalf of Operator during the Term, including any violation of applicable Law, including any Environmental Law, in connection with the activities and operations conducted with regard to the Mining Assets by or on behalf of Operator. The rights of Nuton and its Affiliates and its and their respective Representatives hereunder shall apply except to the extent such Claims or Liability are caused by the negligence, fault, strict liability, acts or omissions of the Nuton or its Affiliates, or its or their respective Representatives.

(c) Operator, jointly and severally, on its behalf and on behalf of its Affiliates and its and their respective Affiliates, hereby unconditionally and irrevocably releases and discharges Nuton and its Affiliates and its and their respective Representatives from any past, present or future Claims and Liabilities arising in any way from the Exploration and Mining Operations performed during the Term by or on behalf of Operator on the Mining Assets, regardless of whether such Claims and Liabilities are presented or become ripe during or after the Term. Nuton shall have control over the management, prosecution and settlement of any Claims brought against Nuton or its Affiliates or its or their respective Representatives under this Section 8.9(c).

9. TRANSFERS

9.1 Assignment by Nuton. Subject to Section 9.3, Nuton may not Transfer all or any portion of this Agreement without the prior written consent of Operator.

9.2 Assignment by LCG or SPS. Subject to Section 9.3, neither LCG nor SPS may Transfer all or any portion of the Mining Assets or this Agreement, without the prior written consent of Nuton.

9.3 Permitted Transfers.

(a) Transfers to Affiliates. Any Party may Transfer this Agreement to an Affiliate without the consent of the other Party; provided that the Party intending to Transfer this Agreement to an Affiliate shall provide the other Party 30 days advance written notice of any such Transfer. Such a Transfer will continue in force even if the Affiliate to which the Transfer is made ceases to remain an Affiliate of the transferring Party at any time after the Transfer.

EXHIBIT 10.1

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treats as private or confidential

(b) Nuton Transfer to Separate Entity. Nuton may Transfer all or a portion of the Agreement into a separate Entity as part of an independently-financed business arrangement based on all or any portion of the Nuton Technology.

(c) Transfer Subject to Agreement. Any permitted Transfer shall be expressly subject to this Agreement and to all rights of the Parties under this Agreement. No Transfer shall operate to enlarge the obligations or diminish the rights of a Party under this Agreement. No Transfer shall be binding upon a Party for any purpose until the Party making the Transfer has furnished the other Party with the instrument or instruments constituting the undertaking in Section 9.1 or 9.2.

9.4 Void Transfers. Any attempted Transfer in violation of Section 9.1, 9.2, or 9.3, whether by agreement or by operation of Law, shall be void.

10. MISCELLANEOUS

10.1 Force Majeure. No Party shall be liable to any other Party, and no Party shall be deemed in default under this Agreement, for any failure or delay performing any of its covenants and agreements when such performance is prevented by Force Majeure. For the purposes of this Agreement, "Force Majeure" means any cause not within the control of the Party, despite reasonable commercial efforts, including that performance of the covenants violates any Law of any governmental (civil or military) agency or authority, including all Governmental Authorities claiming jurisdiction over the issuance of Permits, opposition or litigation initiated by local or national non-governmental interest groups or individuals opposed to the project, or contrary to any written agreement concerning the Mining Claims and the Additional Project Properties. Such causes shall also include acts of God, acts of the public enemy, riots, fire, storm, flood, explosion, pandemic, government restriction, failure to obtain on reasonable terms any Permits, authorizations or approvals required from Governmental Authorities, including environmental protection agencies, despite diligent attempts and the timely provision to such authorities of all information lawfully requested, lack of available equipment, qualified personnel or materials or other causes beyond the reasonable control of the affected Party, whether of the kind enumerated above or otherwise and whether foreseen, foreseeable or unforeseeable. So far as possible, the Party affected will make all reasonable steps to remedy the delay caused by the events referred to above as soon as feasible; provided, however, that nothing contained in this Section 10.1 shall require any Party to settle any Dispute or to test the constitutionality of any Law. The Party claiming Force Majeure shall promptly notify the other Parties in writing of such event, of the steps being taken to resolve the delay and to resume performance, and of the time that the condition of Force Majeure has been alleviated.

10.2 Notices. Notices required by this Agreement shall be in writing and shall be delivered either (a) personally; (b) by registered or certified mail, postage prepaid; (c) by any reputable commercial courier service; or (d) by confirmed facsimile transmission, and addressed or transmitted as follows:

EXHIBIT 10.1

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If to LCG or SPS:	If to Nuton:

Lion Copper & Gold	Nuton LLC
Singatse Peak Services LLC	Attention: Legal
143 South Nevada Street	4700 Daybreak Pkwy
Yerington, NV 89447	South Jordan, UT 84009

Email: [Redacted]	Email: [Redacted]

With a copy that shall not constitute notice to:	With a copy that shall not constitute notice to:

[Redacted]	[Redacted]

All notices shall be effective upon actual receipt if received during the normal business hours of the receiving Party and on the next normal business day of the receiving Party if delivered other than during normal business hours. The Parties may change the place to which notice is to be delivered by giving written notice to the other Party in accordance with this Section 10.2.

10.3 Business Practices.

(a) Notification of investigation or Breach.

(i) Operator agrees promptly (and in any event within seven business days) to notify Nuton in writing if it becomes aware that it or any of its respective Affiliates has become the subject of any investigation, inquiry, or enforcement proceedings by any Governmental Authority regarding any breach or potential breach of any Business Integrity Laws, or any such investigation is threatened or pending.

(ii) Operator agrees promptly (and in any event within seven business days) to notify Nuton in writing in the event it becomes aware of any actual or suspected breach or violation of this Agreement or the Business Integrity Laws.

(iii) Any notification given in accordance with Section 10.3(a)(i) or Section 10.3(a)(ii) shall be given in as much detail as possible, to the extent permissible under applicable Laws. Operator agrees to cooperate fully and in good faith with Nuton in relation to any enquiries Nuton may require in relation to such notifications.

EXHIBIT 10.1

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(b) Third Parties. Subcontractors and Agents.

(i) Operator shall ensure that any third-party service providers engaged by Operator in connection with the performance of this Agreement and the transactions contemplated in this Agreement will be engaged on the basis of a written agreement and Operator will use all reasonable commercial endeavours to ensure such agreement contains substantively similar provisions in relation to business integrity as this Agreement.

(ii) Operator shall ensure that, before entering into any agreement with a third-party services provider, it shall perform commercially reasonable due diligence in accordance with the Rio Tinto Business Integrity Policies before retaining or engaging any third party in connection with this Agreement.

(iii) Notwithstanding and without limiting any of the above, Operator agrees that no sub-contract or engagement it has with any third party will in any way relieve Operator of responsibility for the performance of this Agreement and compliance with its terms.

(c) Modem Slavery.

(i) Operator must ensure that it and its subcontractors (and to the extent practicable, its other suppliers and business partners) will comply with all applicable Laws in force pertaining to modem slavery (which is deemed to include forced labor, human trafficking, and child labor) and take appropriate steps to meet international standards around modem slavery where these set a higher standard than domestic Law.

(ii) Operator represents and warrants that neither it or its Affiliates nor its or their respective Representatives:

A. has been convicted of any offense involving modem slavery; and

B. has not been or is not the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence of or in connection with modem slavery, and undertakes to notify Nuton in writing if it is or becomes subject to any of the actions set out in Section 10.3(c)(i) or Section 10.3(c)(ii) or is otherwise alleged to be involved in any modem slavery activity.

(iii) Operator will take reasonable steps to ensure it has in place adequate procedures and policies to prevent and address involvement in modem slavery, including through its subcontractors (and to the extent practicable, its other suppliers and business partners) in line with recognized international standards including the UN Guiding Principles on Business and Human Rights.

EXHIBIT 10.1

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(iv) On request by Nuton, Operator shall provide a copy of any modem slavery statement it is required to prepare under relevant modem slavery reporting legislation.

(v) Operator grants Nuton, or any third party nominated by Nuton, the ability to audit Operator and its subcontractors in relation to its obligations under this Section 10.3(c).

(d) Indigenous People. Operator undertakes to identify and encourage opportunities which benefit indigenous people and local communities wherever possible.

(e) Compliance with Labor and Employment Law.

(i) Operator will ensure that its performance in accordance with this Agreement will comply with all applicable federal, state, and local Laws, including all statutes, regulations, and case law governing labor and employment, including any and all applicable laws related to co-employment and worker classification.

(ii) Operator will defend, indemnify, and hold harmless Nuton and its Affiliates and its and their respective Representatives from and against any and all Claims and Liability arising out of Operator's violation of Section 10.3(e)(i), including any misclassification of Operator's or its Affiliate's personnel as employees of Nuton or any of its Affiliates.

10.4 Audit. During the Term and for a period of six years after the expiration of the Term, Operator shall maintain complete and accurate books of account and other records related to the expenditure of the Stage 3 Funding against the Stage 3 Program of Work, the books of account and other records to confirm that the use of the Stage 3 Funding conforms to the Stage 3 Program of Work. Any such audit shall be during normal business hours on days on which Operator is open for business and upon not less than 10 days' prior written notice, and shall occur no more often than annually. Nuton shall pay for the costs of any such audit.

10.5 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction). Any Dispute arising out of or based upon this Agreement, or the interpretation thereof shall be brought in the state courts of Nevada or the federal courts of the United States, in each case located in Lyon County, Nevada, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such Dispute. Service of process, summons, notice, or other document by mail to such Party's address set forth herein shall be effective service of process for any Dispute brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Dispute in such courts and irrevocably waive and agree not to plead or claim in any such court that any such Dispute brought in any such court has been brought in an inconvenient forum.

EXHIBIT 10.1

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The prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in the event of any Dispute arising out of or based on this Agreement.

EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A JURY TRIAL IN ANY DISPUTE OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE JURY TRIAL WAIVER CONTAINED IN THIS AGREEMENT IS INTENDED TO APPLY, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY AND ALL DISPUTES AND CONTROVERSIES THAT ARISE OUT OF OR IN ANY WAY RELATE TO ANY OR ALL OF THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS OF ANY KIND. THIS AGREEMENT MAY BE FILED WITH ANY COURT OF COMPETENT JURISDICTION AS A PARTY'S WRITTENCONSENTTOSUCHPARTY'S WAIVER OF A JURY TRIAL.

10.6 General.

(a) Recordation. The Parties agree that this Agreement shall not be filed or recorded except as required by law, but Nuton may file or record the Memorandum.

(b) Entire Agreement. This Agreement, together with all its attached Exhibits and the Disclosure Letter, represents the entire understanding of the Parties relating to the subject matter of this Agreement. No modification of this Agreement shall be effective unless it is in writing and is executed by the Parties.

(c) Rule Against Perpetuities. As to any provision in this Agreement, the Parties do not intend that there shall be any violation of the Rule against Perpetuities or any rule relating to restraints upon alienation. If any provision of this Agreement would violate the Rule Against Perpetuities or some analogous statutory provision or any other statutory or common-law rule imposing time limits, then such provision shall continue only until 21 years, less one day, after the death of all the individuals who execute this Agreement on behalf of the Parties. Otherwise, if any such violation should inadvertently occur, it is the intent and desire of the Parties hereto that the appropriate court shall reform such provision in such a way as to approximate most closely the intent of the Parties hereto within the limits permissible under such rule or related rule.

(d) No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(e) Covenants Run with the Land. All of the covenants, conditions, and provisions of this Agreement shall run with the land and shall inure to the benefit of and be binding upon the Parties, their respective heirs, executors, administrators, successors, and assigns.

EXHIBIT 10.1

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(f) Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute one and the same agreement. The Parties agree that this Agreement may be transmitted between them by facsimile machine or an e-mailed PDF file. The Parties intend that the signatures so transmitted constitute original signatures and that an agreement so transmitted containing the signatures (original, facsimile, or PDF) of all Parties is binding on the Parties.

(g) Waiver. No waiver of any breach of this Agreement shall be binding unless evidenced in writing, executed by the Party against whom the waiver is asserted. Any waiver shall extend only to the particular breach so waived and shall not limit any rights with respect to any future breach.

(h) Further Assurances. Each Party shall execute such documents, assignments, endorsements, . instruments, and evidences of transfer and give such further assurances as shall be necessary or appropriate in connection with the performance of its obligations under this Agreement.

(i) Severability. If any term or condition contained in this Agreement shall be in conflict with or inconsistent with applicable Law, the same shall be deemed to be severable from, and shall not invalidate, the remaining terms and conditions of this Agreement. This Agreement, with any such terms and conditions so severed, shall continue in full force and effect.

(j) Survival. Any provision of this Agreement that, by its terms, is intended to survive the expiration or termination of this Agreement shall so survive such expiration or termination.

[Signatures on next page]

EXHIBIT 10.1

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Executed by the Parties to be effective as of the Effective Date.

Nuton LLC
By: /s/ Roberta H. Kuehne
Print Name: Roberta H. Kuehne
Title: VP Commercial

Lion Copper & Gold Corp.
By: /s/ John Banning
Print Name: John Banning
Title: CEO

Singatse Peak Services, LLC
By: /s/ John Banning
Print Name: John Banning
Title: Manager

Signature Page to Earn-In Agreement

EXHIBIT 10.1

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EXHIBIT B

MEMORANDUM OF AGREEMENT

(See Attached)

EXHIBIT 10.1

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WHEN RECORDED, RETURN TO:

Nuton LLC
Attention: Legal
4700 Daybreak Pkwy
South Jordan, UT 84009

MEMORANDUM OF EARN-IN AGREEMENT

NOTICE IS HEREBY GIVEN that Nuton LLC, a Delaware limited liability company, the address of which is 4700 Daybreak Parkway, South Jordan, Utah 84009 ("Nuton"), Lion Copper & Gold Corp., a British Columbia corporation ("LCG"), and Singatse Peak Services, LLC, a Nevada limited liability company and wholly-owned subsidiary of LCG, the address of which is 143 South Nevada street, Yerington, Nevada 89447 ("SPS" together with LCG, the 'Operator"), have entered into an Earn-In Agreement (the "Agreement') dated to be effective as of December 19, 2025 (the "Effective Date"), with respect to the property rights more particularly described in Exhibit A to this Memorandum (the "Mining Claims").

Under the terms of the Agreement:

I.  Operator has granted the exclusive right to Nuton and its permitted successors and assigns, to fund specific phases of work which include ongoing Exploration and Mining Operations (each as defined in the Agreement) on the Mining Claims.

2. In the event Nuton and Operator elect to create the LLC (as defined in the Agreement) pursuant to the Investment Decision (as defined in the Agreement), Nuton and Operator will form the LLC and enter into the LLC Agreement (as defined in the Agreement), and SPS will Transfer all or a portion the Mining Claims to the LLC.

3. The Agreement may be terminated if Nuton and Operator elect not to form the LLC pursuant to the Investment Decision during the Term, or if otherwise agreed by the parties (as defined in the Agreement).

4. Neither Nuton nor Operator may Transfer any of its interests under the Agreement other than to an Affiliate without the consent of the other party. In addition, Nuton may Transfer all or a portion of its interests under the Agreement without the consent of Operator in certain limited circumstances as described and defined in the Agreement.

5. The provisions of the Agreement shall inure to the benefit of and be binding upon Nuton and Operator and their respective permitted successors and assigns.

6. Capitalized terms not defined herein are defined in the Agreement.

EXHIBIT 10.1

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7. This Memorandum serves as a summary of the terms of the Agreement and does not in any maimer change the terms of the Agreement.

Dated effective as of the date first written above.

Nuton LLC

By:
Print Name: Roberta Kuehne
Title: VP Commercial

Lion Copper & Gold Corp.
By:
Print Name:
Title:

Singatse Peak Services, LLC
By:
Print Name:
Title:

[Page 3 of Exhibit B has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of the omitted page will be furnished to the SEC upon request.]

EXHIBIT 10.1

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Exhibits A, C, D, E, F, and G to this Agreement, as listed below, have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the SEC upon request.

EXHIBIT A - MINING ASSETS

EXHIBIT C - THE WAY WE WORK

EXHIBIT D - RIO TINTO BUSINESS INTEGRITY STANDARD

EXHIBIT E - NUTON® TECHNOLOGY, ISSUED AND PENDING PATENT APPLICATIONS

EXHIBIT F - STAGE 3 PROGRAM OF WORK

EXHIBIT G - MANAGEMENT COMMITTEE CHARTER